UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 11, 2014, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), announced that its board of directors has approved the separation and spin-off of its standard specification offshore drilling business (the “Spin-off”) through a pro rata distribution of an aggregate of 84,753,393 ordinary shares of its wholly-owned subsidiary, Paragon Offshore Limited, a limited company incorporated under the laws of England and Wales (“Paragon Offshore”), to the holders of Noble ordinary shares. Noble shareholders will receive one ordinary share of Paragon Offshore for every three ordinary shares of Noble held at 5:00 p.m., New York City time, on the record date of the distribution, July 23, 2014. No fractional Paragon Offshore shares will be issued; however, shareholders entitled to receive a fractional Paragon Offshore share in the distribution will instead receive the cash value of that fractional share. The distribution is expected to occur on August 1, 2014. The distribution is subject to the satisfaction of conditions to the Spin-off described in Paragon Offshore’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission. Following the distribution of the Paragon Offshore ordinary shares, Paragon Offshore will be a separate, publicly traded company, and Noble will not retain any ownership interest in Paragon Offshore. A copy of Noble’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Noble Corporation plc dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: July 11, 2014

	By:	/s/ James A. MacLennan
	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Noble Corporation plc dated July 11, 2014.